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                                                                  Exhibit (c)(2)



                                VOTING AGREEMENT

          VOTING AGREEMENT, dated as of February 10, 1998, between Sombrero Acquisition Corp., a Florida corporation ("Sub"), and the persons listed on Schedule A hereto (each a "Stockholder", and, collectively, the "Stockholders").

     WHEREAS, Sub and MTL Inc., a Florida corporation (the "Company"), propose to enter into an Agreement and Plan of Merger of even date herewith (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with the Company (the "Merger");

     WHEREAS, each Stockholder is the record and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners, such number of shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock") set forth opposite such Stockholder's name on Schedule A hereto;
                                                             ----------
such shares of Company Common Stock, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company, together with shares of Company Common Stock that may be acquired after the date hereof by such Stockholder, including shares of Company Common Stock issuable upon the exercise of options to purchase Company Common Stock (as the same may be adjusted as aforesaid), being collectively referred to herein as the "Shares"; and

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Sub has requested that the Stockholders enter into this Agreement.

     NOW, THEREFORE, to induce Sub to enter into, and in consideration of it entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties agree as follows:

1.  Representations and Warranties of the Stockholders.  Each Stockholder
    --------------------------------------------------
hereby, severally and not jointly, represents and warrants to Sub as follows:

(a)  Authority.  The Stockholder has all requisite power and authority to
     ---------
     execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Sub, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the Securities and Exchange Commission, neither the execution, delivery or performance of this Agreement by the Stockholder nor the consummation by the Stockholder of the transactions contemplated hereby will (i) require any filing with, or permit, authorization, consent or approval of, any federal, state, local or municipal foreign or other government or subdivision, branch, department or agency
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     thereof or any governmental or quasi-governmental authority of any nature, including any court or other tribunal, (a "Governmental Entity"), (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, amendment, cancellation or acceleration under, or result in the creation of any pledge, claim, lien, option, charge, encumbrance or security interest of any kind or nature whatsoever (a "Lien") upon any of the properties or assets of the Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, permit, concession, franchise, contract, agreement or other instrument or obligation (a "Contract") to which the Stockholder is a party or by which the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Shares, may be bound or (iii) violate any judgment, order, writ, preliminary or permanent injunction or decree (an "Order") or any statute, law, ordinance, rule or regulation of any Governmental Entity (a "Law") applicable to the Stockholder or any of the Stockholder's properties or assets, including the Stockholder's Shares.

(b)  The Shares.  The Stockholder's Shares and the certificates representing
     ----------
     such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, and the Stockholder has good and marketable title to such Shares, free and clear of any Liens (except as provided on Schedule B),
                                                                ----------
     proxies, voting trusts or agreements, understandings or arrangements, except for any such Liens or proxies arising hereunder. The Stockholder owns of record or beneficially no shares of Company Common Stock other than such Stockholder's Shares and shares of Company Common Stock issuable upon the exercise of Company Stock Options (as defined in the Merger Agreement), in each case as set forth on Schedule A hereto.

(c)  Merger Agreement.  The Stockholder understands and acknowledges that Sub is
     ----------------
     entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

2.   Board Approval.  The Board of Directors of the Company has, to the extent
     --------------
required by applicable law, duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof no restrictive provision of any "fair price," "moratorium," "control-share acquisition," "interested shareholders" or other similar anti-takeover statute or regulation (including, without limitation, Sections 607.0901 and 607.0902 of the Florida Business Corporation Act) or restrictive provision of any applicable anti-takeover provision in the Articles of Incorporation or by-laws of the Company is, or will be, applicable to the Company, Sub the Shares, the Merger or any other transaction contemplated by this Agreement.

3.     Agreements of All Stockholders.  Each Stockholder, severally and not
       ------------------------------
jointly, agrees as follows:

(a) Until the Merger is consummated or the Merger Agreement is terminated in accordance with its terms, the Stockholder shall not, (i) sell, transfer, pledge, assign or otherwise dispose of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, the Shares to any person other than Sub or Sub's designee, (ii) enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney or otherwise, with respect to the Shares or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

(b) At any meeting of Stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, each Stockholder shall, including by initiating a written consent solicitation if requested by Sub, vote (or cause to be voted) such Stockholder's Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement.

(c) Unless the Merger Agreement shall have been earlier terminated in accordance with its terms, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Alternative Proposal (as defined in the Merger Agreement) (collectively, "Alternative Transactions") or (ii) any amendment of the Company's Articles of Incorporation or by-laws or other proposal or transaction involving the Company or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (collectively, "Frustrating Transactions").

(d) The Stockholders listed on Schedule A to the Merger Agreement understand and acknowledge that Sub is entering into the Merger Agreement in reliance upon the conversion of their shares into the Surviving Corporation Common Stock and agree to such conversion pursuant to Section 4.2 of the Merger Agreement.

4.   Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.
     -------------------------------------------------------------------------

(a) Each Stockholder hereby irrevocably grants to, and appoints Joshua Harris and any other individual who shall hereafter be designated by Sub, and each of them, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Shares, at any meeting of Stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, (i) in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the other transactions contemplated by the Merger Agreement and (ii) unless the Merger Agreement shall have been earlier terminated in accordance with its terms, against any Alternative Transaction or Frustrating Transaction.

(b) Each Stockholder represents that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

(c) EACH STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 4 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. Such Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 607.0722 of the FBCA. Such irrevocable proxy shall be valid until the later to occur of (i) one year from the date hereof or (ii) the termination of this Agreement pursuant to
     Section 6.

5.   Further Assurances.  Each Stockholder will, from time to time, execute
     ------------------
and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Sub may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such Stockholder's Shares as contemplated by Section 5.

6.   Termination.  This Agreement, and all rights and obligations of the
     -----------
parties hereunder, shall terminate upon the consummation or termination of the Merger Agreement in accordance with its terms. Nothing in this Section 6 shall relieve any Stockholder from liability for willful breach of this Agreement.

7.   General.
     -------

(a)  Counterparts.  This Agreement may be executed in two or more counterparts,
     ------------
     all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

(b)  Entire Agreement; No Third-Party Beneficiaries.  This Agreement (including
     ----------------------------------------------
     the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

(c)  Governing Law.  This Agreement shall be governed and construed in
     -------------
     accordance with the laws of the State of Florida without regard to any applicable conflicts of law.

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

8.   Stockholder Capacity.  No person executing this Agreement who is or
     --------------------
becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Shares and nothing herein shall limit or affect any actions taken by a Stockholder in its capacity as an officer or director of the Company to the extent specifically permitted by the Merger Agreement or as otherwise required by law.

9.   Enforcement.  The parties agree that irreparable damage would occur in
     -----------
the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in a court of the United States.
This being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, Sub has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                              SOMBRERO ACQUISITION CORP.

                              By: /s/ Joshua Harris
                                  ------------------------------------
                                  Joshua Harris
                                  President

                                /s/ Elton E. Babbitt
                               ---------------------------------------
                               Elton E. Babbitt

                              /s/ Gordon Babbitt
                              ----------------------------------------
                              Gordon Babbitt

                              /s/ Richard J. Brandewie
                              ----------------------------------------
                              Richard J. Brandewie

                              /s/ Charles J. O'Brien, Jr.
                              ----------------------------------------
                              Charles J. O'Brien, Jr.

                              /s/ Marvin Sexton
                              ----------------------------------------
                              Marvin Sexton

                              /s/ Gerald L. McCullogh
                              ----------------------------------------
                              Gerald L. McCullough, as trustee for Sean McAvoy Children's Trust

                              /s/ Gerald L. McCullogh
                              ----------------------------------------
                              Gerald L. McCullough,
                              as trustee for Dale McAvoy Children's Trust

                              /s/ Gerald L. McCullogh
                              ----------------------------------------
                              Gerald L. McCullough,
                              as trustee for Kyle McAvoy Children's Trust

                              /s/ Gerald L. McCullogh
                              ----------------------------------------
                              Gerald L. McCullough,
                              as trustee for Sara Malinowski Children's Trust

                              /s/ Gerald L. McCullogh
                              -----------------------------------------
                              Gerald L. McCullough,
                              as trustee for Lindsey Malinowski Children's Trust

                              /s/ Gerald L. McCullogh
                              ----------------------------------------
                              Gerald L. McCullough,
                              as trustee for Dana Malinowski Children's Trust

                                                                      SCHEDULE A

                                Number of shares of       Number of options to purchase
Stockholder and Address          Company Common Stock*          Company Common Stock*
----------------------------  ---------------------------  -------------------------------

Elton E. Babbitt                                  324,270
Gordon Babbitt                                    375,380
Richard J. Brandewie                               49,248                          164,365
Charles J. O'Brien, Jr.                            30,239                           28,740
Marvin Sexton                                       4,000                          100,000
Sean McAvoy Children's Trust                       56,580
Dale McAvoy Children's Trust                       56,580
Kyle McAvoy Children's Trust                       56,580
Sara Malinowski Children's                         57,440
 Trust
Lindsey Malinowski                                 57,440
 Children's Trust
Dana Malinowski Children's                         57,440
 Trust

*or such greater amount as
 they may otherwise own as
 of the date hereof

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                                                                      SCHEDULE B

LIENS
-----


Elton Babbitt --    All of his shares are held in an account at BT Alex. Brown, which has given Elton Babbitt a margin loan of $750,000.

Gordon Babbitt --   100,000 shares at Raymond James.
                    167,000 shares at Mercantile bank.
                    Gordon Babbitt has approximately $2,000,000 in outstanding indebtedness on the basis of the deposit of such shares.